Exhibit 10.5.1

                            ASSET PURCHASE AGREEMENT


This Agreement is entered into on August 11, 2000, by and between CARIBBEAN CONCEPTS CORP., a New York corporation ("Seller"), KAREN BUSHELL as the controlling principal of Seller ("Principal") and PREFERRED TRAVEL & TOURS, INC., a Florida corporation ("Buyer") which is a wholly owned subsidiary of eTravelServe.com, Inc., a Nevada corporation ("eTravel").

In consideration of the mutual promises, covenants and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by all parties, the parties have agreed as follows:

         8. Description of Assets. Buyer will purchase all of the Seller's goodwill, customer lists, telephone numbers, trade names, and other intangible assets used in Seller's business (the "Assets"). Seller will assign to Buyer all of Seller's right, title and interest in any sales agreements, advertising agreements, independent contractor agreements with travel agents and contracts with hotels for wholesale rates used in the business of Seller being acquired hereby (the "Assumed Contracts"). Buyer will assume all obligations of Seller under the Assumed Contracts and indemnify and hold the Seller harmless from any obligations of Seller thereunder from and after the Closing Date. Amounts due or prepaid under such Assumed Contracts will be prorated as of the date of closing. Assets specifically excluded from the population of Seller's assets that Buyer will purchase in this transaction are: (i) all cash in banks; and (ii) all accounts receivable arising from sales occurring prior to the Closing Date. The Assets which Buyer will purchase from Seller and Assumed Contracts which Buyer will assume as set forth in this Section 1 are referred to collectively in this Agreement as the "Business."

         9. Purchase Price and Payment. The entire purchase price for the Assets purchased hereunder shall be $125,000.00, payable as follows:

                  a. A deposit equal to $12,500.00 (the "Deposit") shall be paid into escrow with Seller's counsel upon execution hereof to be administered in accordance with that certain escrow agreement attached hereto as Exhibit "A" (the "Escrow Agreement"). The Deposit shall be non-refundable unless (in which case it shall be refunded to Buyer forthwith): (i) Seller defaults hereunder; or
(ii), if the Seller's and Principal's representations and warranties as set forth in Section 9 hereof, and most particularly with respect to the representations and warranties as set forth in Subsection 9 (j) hereof, shall not be true and correct prior to and as of the Closing Date.

                  b. $62,500.00 by bank check or cashier's check at closing.

                  c. $50,000.00 in eTravel Common Stock, based upon a price per share equal to the average of the closing bid and asked prices for such stock as of the


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close of business on the day prior to the Closing Date. Such shares of eTravel
Common Stock shall be "restricted securities" as that term is defined under Rule 144 of the Securities Act of 1933 ("Rule 144"), and shall be subject to the provisions of Rule 144. Seller acknowledges that such shares of eTravel Common Stock to be received hereunder shall be restricted securities and is familiar with the provisions of Rule 144 or has consulted with counsel to become informed about the provisions of Rule 144.

         10. Execution Deliveries. Upon the execution hereof by both parties (the "Execution Date"), and within not more than ten (10) calendar days thereafter, Seller shall deliver to Buyer a complete listing of Assumed Contracts to which it is a party, and shall provide the following information with respect to each: (i) the date on which each such contract expires; (ii) the date on which each such contract may be renewed; and (iii) the duration of the term for which each may be renewed. All such contracts including those specifically identified as Major Contracts on Exhibit "B" hereof shall be deemed to be included in the class of contracts identified as Assumed Contracts hereunder. Additionally, within ten (10) calendar days after the Execution Date, Seller shall provide Buyer with a copy of each of the contracts comprising the Major Contracts as detailed on Exhibit "B" hereto. Finally, Seller shall within ten (10) calendar days after the Execution Date, provide Buyer with copies of any contracts for co-op funding and shall provide Buyer with a schedule to accompany any such contract copies outlining which travel destination properties are most amenable to such co-op arrangements.

         11. Transition Period. For a period of 30 days after the Closing Date, Principal will continue her present duties at the Business, at no additional charge, in order to acquaint Buyer with all aspects of the Business. Principal is to be engaged by Buyer beyond the 30 day transition period, in accordance with the terms of that certain consultant agreement to be entered into as of the Execution Date by and among Buyer and Principal, to become effective after the Closing Date by its terms, the form of which is attached hereto as Exhibit "C" and made a part hereof ("Consultant Agreement").

         12. Cut-off Transactions and Accounts Receivable. At the Closing and as of the Closing Date, Seller shall provide Buyer with a listing of any pending transactions originated by Seller, and shall provide Buyer with a complete listing of any transactions in connection with which Seller expects to receive a commission. Seller shall be entitled to complete any such transactions and receive any related commission thereupon. In the event that substantive activity on the part of Buyer shall be required to collect monies or otherwise perfect Seller's interest in receiving a commission in connection with any such transaction, Buyer and Seller hereby agree that they shall negotiate in good faith to arrive at an equitable compensation to Buyer for its efforts, which amount Seller shall pay to Buyer forthwith. Notwithstanding the foregoing, Buyer, on Seller's behalf, shall after the Closing Date accept payment of Seller's accounts receivable arising out of the operation of the Business prior to the Closing Date and as listed in accordance with this Section 4, and Buyer shall turn over to Seller monthly all amounts so accepted, provided however, that Seller shall reimburse Buyer for Buyer's reasonable costs, if any, of administering such receivables. Buyer's responsibility for collection is limited to the acceptance of amounts received on behalf of Seller and Buyer has no obligation to attempt to enforce payment. No adjustments shall be made

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in any of Seller's accounts receivable without the written permission of Seller or her nominee. As of a date one year subsequent to the Closing Date, Buyer's obligations under this Section 4 shall terminate.

         13. Prorations and Adjustments. Advertising fees such as yellow pages ads, salaries, lease deposits, prepaid mail box rentals and other prepaid accounts, if any, and customer deposits shall be prorated as of the Closing Date.

         14. Seller's Employees. Employees of Seller shall be and remain employees of Seller through the Closing Date and Buyer is not assuming any obligation or liability of any kind which Seller may have to said employees for compensation, pension or retirement plan contributions, or any other obligation or responsibility of any kind. Buyer shall not be obligated to hire or employ any of Seller's employees as of the Closing Date, but may hire or employ any of Seller's current employees in Buyer's sole discretion and upon such terms as it determines. Seller and Principal agree that, for a period of one (1) year from the Closing Date, neither Seller, Principal nor any of their affiliates will employ or seek to employ any of Seller's current employees which are employed by Buyer as of the Closing Date, without the prior written consent of Buyer. Seller and Principal agree to indemnify, defend and hold Buyer harmless with respect to any claims made by any of Seller's employees arising out of actions which occurred on or prior to the Closing Date.

         15. Sales Taxes. Seller represents and warrants that all sales taxes, if any, as well as any penalties and interest, have been paid and Seller shall indemnify Buyer in connection therewith. At Closing, Seller will deliver a copy of its Sales Tax Return, if any, for the prior month and proof of payment of the amount shown to be due.

         16. Representations and Warranties of Seller. Seller and Principal hereby make the following representations and warranties to Buyer:

                  a. Seller is a corporation duly organized and existing and in good standing under the laws of the State of New York, and is duly authorized to carry on the Business and to own and lease its properties as and in the places where such properties are now owned, leased or operated.

                  b. Seller has good and marketable title to the Assets, subject to no mortgage, conditional sales agreement, charges, liens, or encumbrances, or any other assignment of rights and/or interests, other than those set forth on the Schedule of Liens attached hereto, which shall be satisfied from the proceeds of sale at closing or, if included in the attached Schedule of Assumed Contracts, shall be assumed by Buyer at closing.

                  c. Attached hereto are copies of Seller's federal tax returns for the periods ended December 31, 1999 and 1998. Such tax returns are true and correct in all material respects, and show all liabilities required to be shown in accordance with Seller's basis of accounting used for federal income tax purposes. From the date of such tax returns to the date of this Agreement, there has been no material change in

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the assets, liabilities, financial condition, business or prospects of Seller from that reflected in such tax returns, other than changes in the ordinary course of business, including acquisitions, none of which have been, either in any case or in the aggregate, materially adverse. Seller hereby agrees to cooperate in good faith and with its best efforts upon request of Buyer, to assist Buyer and its agents, accountants and attorneys in the preparation of financial information or statements which may be required to be compiled in respect of the Business as conducted prior to the Closing Date, as may be necessary to satisfy Buyer's compliance with its, or its affiliates, reporting requirements to the United States Securities and Exchange Commission. The provision set forth in the foregoing sentence shall survive the Closing for a period of not less than two (2) years.

                  d. Seller has filed all federal, state and local governmental tax returns required to be filed in accordance with applicable law and has paid all taxes and assessments (including, without limitation, income, excise, unemployment, social security, occupation, franchise, property, sales, and import taxes, duties or charges and all penalties and interest in respect thereto) required to have been paid to date.

                  e. Except as set forth on the Schedule of Legal Matters attached hereto, there are no legal, quasi-judicial or administrative actions, suits or proceedings of any kind or nature now pending or threatened before any court or administrative body in any manner involving Seller, the Business or the Assets, or which may adversely affect the power or authority of Seller to carry out the transactions to be performed by Seller hereunder. Seller and Principal agree to defend any matters set forth on the Schedule of Legal Matters attached hereto at their own expense and indemnify Buyer from any and all liabilities and expenses which may be incurred by Buyer in connection with such matters.

                  f. Except as listed on the Schedule of Assumed Contracts, Seller is not a party to any written or oral (i) contract not made in the ordinary course of business, (ii) employment contract which is not terminable without cost or other liability to Seller, or any successor, upon notice of thirty (30) days or less, (iii) contract with any labor union, (iv) bonus, pension, profit-sharing, retirement, share purchase, hospitalization insurance or similar plan providing employee benefits, (v) lease or sublease with respect to any property, real or personal, whether as lessor or lessee, (vi) advertising contract or contract for public relations services, (vii) continuing contract for the purchase of materials, supplies or equipment, or (viii) contract continuing for a period of more than thirty (30) days or which is not terminable without cost or other liability to Seller or its successors. Seller has in all respects performed all obligations required to be performed by it to date and is not in default in any respect under any such agreements or obligations.

                  g. Seller will pay all of its trade and other creditors as such obligations become due, except for obligations which Seller is contesting in good faith, so as not to adversely affect the Business.


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                  h. The consummation of the transactions contemplated by this
Agreement and compliance with the provisions hereof will not conflict with or result in a breach of the terms, conditions or provisions of, any order of any court or other agency of government, the charter or bylaws of Seller, or any note, debenture, mortgage, loan agreement or other instrument to which Seller is a party, or by which it is bound, or result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever on any of the Assets.

                  i. No broker, finder or other intermediary has acted on behalf of Seller in connection with the transactions contemplated herein, or is owed any fee or other compensation as a result of this transaction.

                  j. That all Assumed Contracts and all Major Contracts are assignable to Buyer so as to provide Buyer with all of the benefits of such Assumed Contracts and Major Contracts that Seller has had prior to the Closing Date, and that Buyer's and Seller's completion of the closing of the transaction set forth in this Agreement shall in no way whatsoever effect Buyer's ability to obtain Seller's rights under the Assumed Contracts and Major Contracts.

         17.      Representations and Warranties of Buyer.

                  a. Buyer is a corporation duly organized and existing and in good standing under the laws of the State of Florida, and its status is active.

                  b. The consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not conflict with or result in a breach of the terms, conditions or provisions of, any order of any court or other agency of government, the charter or bylaws of Buyer, or any note, debenture, mortgage, loan agreement or other instrument to which Buyer is a party, or by which it is bound.

                  c. No broker, finder or other intermediary has acted on behalf of Buyer in connection with the transactions contemplated herein, or is owed any fee or other compensation as a result of this transaction.

                  d. Buyer is in good standing with the Airlines Reporting Corporation ("ARC") and with the International Airlines Travel Agent Network ("IATAN") and that subsequent to the Closing Date, Buyer shall include Principal on the list of persons eligible to participate in Buyer's license for the usage of such services.

         18. Covenants of Seller. Seller and Principal represent and covenant to Buyer that pending completion of the sale of Assets contemplated hereby and as of the Closing Date:

                  a. Each representation and warranty set forth in Section 8 hereof shall be true and correct in all material respects.


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                  b. Seller will maintain itself at all times up to and
including the Closing Date as a duly licensed corporation in good standing under the laws of its state of incorporation.

                  c. Seller will keep the Business open during its usual and customary hours and cause the Business to function in the ordinary course of business and in a good and efficient manner in keeping with Seller's customary practices.

                  d. Seller will afford Buyer and its accountants, attorneys, consultants, representatives, agents and employees, at all reasonable times, access and facilities to use, with respect to the Assets and the Business, Seller's files, records and all supplier contracts for the purpose of audit, inspection and examination thereof, and will do everything reasonably necessary to enable Buyer to make a complete examination of the Assets and the condition thereof. All information so obtained by Buyer and its representatives, agents, and employees shall be kept confidential.

                  e. Seller will not mortgage, pledge or allow any lien to be placed upon any of the Assets.

                  f. Seller will not acquire additional assets or dispose of any of the Assets, or in any way obligate itself to do so, except in the ordinary course of business.

                  g. Seller will keep all of its insurable Assets insured in accordance with its present practice, and it will maintain, preserve and keep all improvements on property constituting a part of the Assets in a good condition and state of repair, reasonable wear and tear or damage or loss by fire, storm or other casualty loss excepted.

                  h. Seller will not enter into any contract or commitment, or incur or agree to incur any liability, or make any capital expenditures, except in the normal course of business.

                  i. Seller will not increase compensation payable or to become payable to any officer, employee or agent.

         19. Seller's and Principal's Non-Compete Agreement. In consideration of the purchase price to be paid by Buyer hereunder and the mutual covenants and agreements of the parties herein contained, and in recognition by Seller and Principal that (i) the parties entering into this Agreement are induced primarily by the covenants and assurances made by Seller and Principal,
(ii) that the Seller's and Principal's covenants not to compete are necessary to ensure the continuation of the Business, and (iii) that irrevocable harm and damage will be done to the Buyer if Seller or the Principal compete with the Buyer, Seller and Principal, severally and not jointly, covenant and agree with and for the benefit of the Buyer that for a period of two (2) years after the Closing Date, Seller and Principal will not, either directly or indirectly, own, manage, operate, control, participate in the management or assist in building, plan, or assist in planning, finance or lend money to, or assist in obtaining a loan or

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loans for (as a loan broker, guarantor, or otherwise), have any financial interest in, or otherwise participate in, the operation, management, financing or ownership of, or maintain or continue any interest whatsoever in, any travel agency business within Nassau County, New York, nor solicit business pursuant to any mailing list or prospect list generated from Seller's customer or service records. Notwithstanding anything contained in the foregoing to the contrary, Seller, Principal and Buyer agree that Seller's and/or Principal's involvement in "providing retail travel services" to her family, friends and other retail clients after the Closing Date, as contrasted with engaging in, or in any way being involved with, the "wholesale travel business" (as those terms are defined in the Consultant Agreement) except with respect to Seller's involvement in the wholesale travel business as a consultant to Buyer on Buyer's sole behalf in accordance with the provisions of the Consultant Agreement, shall be excepted from activities of Seller or Principal proscribed by the terms of this Section 11.

         20. Conditions Precedent to Closing. Closing of the transaction described in this Agreement is contingent upon:

                  a. Neither Buyer nor Seller having discovered any material error, misstatement or omission in any of the representations or warranties made by the other herein. If any such material error, misstatement or omission is discovered, either party may terminate this Agreement by written notice to the other.

                  b. There not having been any fire, accident or other casualty or any labor disturbance, civil commotion, riot, act of God or the public enemy, or any material change in the Business or the Assets, or applicable laws, regulations and ordinances pertaining to the Business or the Assets, which would have a material adverse effect on the conduct of the Business at the present business location. If any such Act of God shall occur, either party may terminate this Agreement by written notice to the other.

         21. Closing. Subject to satisfaction of all of the foregoing conditions precedent, closing of the transaction provided for in this Agreement shall take place within 45 days after the date of this Agreement (the "Closing Date"). The transfer of the Assets shall be effective as of the close of business on the day preceding the Closing Date. At closing, Seller, or Buyer as applicable, shall take the following actions:

                  a. Seller shall transfer to Buyer all of its sales and service records.

                  b. Seller shall transfer to Buyer Seller's right in the Business' telephone numbers.

                  c. Seller shall deliver to Buyer a Bill of Sale for the Assets, other documents of transfer of title, and any other documents necessary or desirable in the opinion of Buyer's counsel in connection with the transfer, which documents shall warrant title to Buyer and shall in all respects be in such form as may be reasonably required by Buyer or its counsel.


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                  d. Seller shall furnish to Buyer evidence to the reasonable satisfaction of Buyer or its counsel of proper entity action authorizing or ratifying the execution of this Agreement and the consummation of the transaction contemplated hereby.

                  e. Buyer shall furnish to Seller evidence to the reasonable satisfaction of Seller or its counsel of proper entity action authorizing or ratifying the execution of this Agreement and the consummation of the transaction contemplated hereby.

                  f. Buyer shall furnish to Seller the unpaid cash balance of the purchase price as set forth in Section 2 (b) of this Agreement and a certificate representing so many of the restricted shares of common stock of eTravel as are contemplated in Section 2(c) of this Agreement.

                  g. Buyer shall deliver the Consultant Agreement.

         22. Seller's and Principal's Indemnity. Seller and Principal, jointly and severally, agree to defend, indemnify and hold Buyer harmless from and against any and all claims, liabilities, losses, damages, obligations, assessments, lawsuits, actions, proceedings and/or demands, including reasonable attorneys' fees and the costs and expenses of enforcing this indemnification provision, that Buyer may suffer, sustain or incur or that may be asserted against Buyer, the Assets, the Business or any rights to be acquired or purchased by Buyer, that result from any material inaccuracy of any representation or warranty made by Seller or Principal in this Agreement or otherwise as a result of any material breach of any provision of this Agreement by Seller or Principal, including any claims asserted by local, state or federal authorities for unpaid taxes or arising from any imposition of taxes or the assessment of any deficiency for taxes or penalties or interest incidental thereto.

         23. Buyer's Indemnity. Buyer agrees to defend, indemnify and hold Seller harmless from and against any and all claims, liabilities, losses, damages, obligations, assessments, lawsuits, actions, proceedings and/or demands, including reasonable attorneys' fees and the costs and expenses of enforcing this indemnification provision, that Seller may suffer, sustain or incur or that may be asserted against Seller, the Assets, the Business or any rights to be acquired or purchased by Seller, that result from any material inaccuracy of any representation or warranty made by Buyer in this Agreement or otherwise as a result of any material breach of any provision of this Agreement by Buyer.

         24. Liabilities of Seller. Buyer does not assume any liabilities of Seller, including liabilities which may arise after closing based upon occurrences prior to the Closing Date except as may otherwise be expressly specified herein.

         25. Expenses. Each party shall pay its own expenses incident to this Agreement and the transactions hereby contemplated. In the event of any litigation between the parties arising out of this Agreement, the prevailing party shall be entitled


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to recover from the other party its court costs and reasonable attorneys' fees at the trial and all appellate levels.

         26. Schedule and Exhibits. Each Schedule and Exhibit attached hereto shall be deemed to be a part of this Agreement to the same extent as if set forth verbatim in the body of this Agreement.

         27. Time of Essence. Time is of the essence with respect to this Agreement.

         28. Enforcement. The laws of the State of Florida shall govern the interpretation, validity, performance and enforcement of this Agreement. If any provision of this Agreement should be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

         29. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration in Broward County, Florida, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be conducted before and by a single arbitrator selected by the parties. If the parties have not selected an arbitrator within 10 days of written demand for arbitration, the arbitrator shall be selected by the American Arbitration Association pursuant to the then current rules of that Association. The expenses of arbitration shall be divided equally between the parties. The duty to arbitrate shall survive the cancellation or termination of this Agreement.

         30. Parties. This Agreement shall be binding upon and enforceable against, and shall inure solely to the benefit of, the parties hereto and their respective successors and assigns.

         31. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

         32. Facsimile Signature. This Agreement may be executed and accepted by facsimile signature and any such signature shall be of the same force and effect as an original signature.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

PREFERRED TRAVEL & TOURS, INC.                          CARIBBEAN CONCEPTS CORP.



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By: /s/   Paul R. Johnson                     By: /s/ Karen Bushnell
    --------------------------------              ------------------------------
     Paul R. Johnson, President                   Karen Bushell, President




   /s/ Karen Bushnell
   ---------------------------------
   Karen Bushell


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